Exhibit 10.115
AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (the “Amendment”) is entered as of July 9, 2009 by SUNRISE SENIOR LIVING, INC. (the “Company”), and JULIE A. PANGELINAN (the “Executive”).
     WHEREAS, Executive and the Company have entered into an employment agreement dated as of January 14, 2009 (the “Agreement”) and they desire to amend certain terms set forth in the Agreement as specified herein;
     NOW THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Terms of Employment. Section 2(a)(i) of the Agreement shall be deleted in its entirety and replaced with a new Section 2(a)(i) as follows:
                    (a) Position and Duties. (i) During the Employment Period, the Executive shall serve the Company as its Chief Accounting Officer and, commencing on May 29, 2009, as its Chief Financial Officer, and shall perform customary and appropriate duties as may be reasonably assigned to the Executive from time to time by the Company. The Executive shall report to the Chief Executive Officer. The Executive shall perform her services at the principal offices of the Company in the McLean, Virginia area and shall travel for business purposes to the extent reasonably necessary or appropriate in the performance of such services.
     2. Miscellaneous. This Amendment may be executed in counterparts, each of which will be deemed an original. Except as specifically amended hereby, the Agreement shall continue in full force and effect. This Amendment shall be governed by the laws of the Commonwealth of Virginia, without regard to the conflict or choice of law provisions thereof.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SUNRISE SENIOR LIVING, INC.

By: Name:	/s/ Mark S. Ordan Mark S. Ordan
Title:	Chief Executive Officer

/s/ Julie Pangelinan

JULIE PANGELINAN